Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Tel: 9644 9531 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2024, with respect to the consolidated financial statements of Inlif Limited, as of and for the years ended December 31, 2023 and 2022 in this Registration Statement on Form F-1 and the related Prospectus of Inlif Limited filed with the Securities and Exchange Commission.

/s/ Onestop Assurance PAC

Singapore

May 20, 2024